Exhibit 99.1

PRESS RELEASE

Contact:  Roger N. Tuttle
Ezenia! Inc.
Investor Relations
investorrelations@ezenia.com

EZENIA! INC. Announces 2007 First Quarter Financial Results

Nashua, N.H., May 14, 2007 — Ezenia! Inc. (OTCBB:EZEN.OB), a leading market provider of real-time collaboration solutions for corporate and government networks and eBusiness, today reported its financial results for the first quarter ended March 31, 2007.

The Company generated revenue of approximately $2.7 million for the first quarter of 2007, a 26.9% decrease from approximately $3.7 million for the first quarter of 2006 and a 11.0% decrease from approximately $3.0 million for the fourth quarter of 2006.  Revenue from the InfoWorkSpace (IWS) product line declined 28.3% for the quarter ended March 31, 2007 as compared to the quarter ended March 31, 2006.  Approximately 74% of the IWS revenue decline of $892 thousand resulted from the non-renewals of licenses and partial and delayed IWS license renewals related to various agencies within the Intelligence Community (IC) and branches of the Armed Forces. The remaining 26% relate primarily to delays and cutbacks in exercise activities normally requiring support from the Company. These results reflect the impact of budgetary constraints within the Department of Defense (DOD), which began in 2006 and continue into 2007

For the quarter ended March 31, 2007 the Company’s operating results were a loss of $133,000 as compared to income of approximately $1.1 million for the first quarter of 2006.  Operating costs were in line with our expectations for the quarter ended March 31, 2007.  Operating costs compared to the quarter ended March 31, 2006 increased by approximately $187,000, and were primarily in the areas of Research and Development, and Sales and Marketing. The Company remains committed to making the necessary investments in building out its infrastructure in fiscal 2007 and expects to see increased sales and marketing expenses during the remainder of 2007.

Net income for the first quarter of 2007, was approximately $16,000 or $0.00 basic earnings per share, as compared to net income of approximately $1.4 million, or $0.10 basic earnings per share, for the first quarter of 2006. Net working capital (consisting of current assets less current liabilities) increased to approximately $11.7 million for the quarter ending March 31,2007 as compared to approximately $11.5 million for the year ended December 31, 2006. The cash balance of approximately $11.9 million will allow the Company to meet its goals and objectives for fiscal year 2007.

“The budgetary situation within DOD and uncertainty created by the on-going Defense Information System Agency (DISA) Network Centric Enterprise Services (NCES) bidding process clearly affected our results in Q1,” noted Khoa Nguyen, Chairman and Chief Executive Officer of Ezenia, “As these difficult business conditions continue into 2007 and the Company moves forward with its investments in the development of advanced products and further hiring in the sales and marketing organizations, earnings for the year 2007 will be under pressure. However, the long-term outlook in the collaboration market and our own opportunity remains strong and promising. The Company continues to execute on its efforts to expand the existing DOD and IC customer base, pursue new opportunities with non-DOD agencies addressing the threat of terrorism and natural disasters, and be opportunistic on potential commercial applications. Furthermore, we believe  that our investments in more robust marketing and sales organizations, coupled with current product enhancements and upgrades and development of next-generation products, will enable the Company to compete more effectively and grow more aggressively in the future.”

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s expected growth and business outlook. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s 2006 Annual Report on Form 10-K, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainty associated with the on-going bidding activities sponsored by DISA, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its propriety technology, acceptance of IWS in the commercial market, retention of key employees, stock price volatility, customer acceptance of Version 3.0 of IWS, the Company’s history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http:// www.ezenia.com.

EZENIA! INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2007	2006
Assets
Current assets
Cash and cash equivalents	$11,859	$12,059
Accounts receivable, less allowances of $412 at March 31, 2007 and $412 at December 31, 2006	1,808	3,580
Prepaid software licenses	2,728	3,346
Prepaid expenses and other current assets	443	356
Deferred tax assets	708	717
Total current assets	17,546	20,058

Capitalized software, net	70	87
Equipment and improvements, net of accumulated depreciation	281	304

Total assets	$17,897	$20,449

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	355	1,917
Accrued expenses	168	535
Employee compensation and benefits	254	229
Deferred revenue	5,085	5,867
Total current liabilities	5,862	8,548

Stockholders’ equity
Preferred stock, $.01 par value; 2,000,000 shares authorized, none issued and none outstanding	—	—

Common stock, $.01 par value, 40,000,000 shares authorized, 15,313,909 issued and 14,653,472 outstanding at March 31, 2007 15,311,174 issued and 14,650,737 outstanding at December 31, 2006	154	153
Capital in excess of par value	64,486	64,368
Accumulated deficit	(49,744)	(49,759)
Treasury stock at cost, 660,437 shares at March 31, 2007 and December 31, 2006	(2,861)	(2,861)
	12,035	11,901
Total liabilities and stockholders’ equity	$17,897	$20,449

EZENIA! INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share related data)
(Unaudited)

	For the Three Months Ended March 31,
	2007	2006
Revenues
Product and service revenue	$2,256	$3,148
Product development revenue	411	472
Service revenue	1	29
	2,668	3,649
Cost of revenues
Cost of product and service revenue	881	1,014
Cost of product development revenue	308	172
Cost of service revenue	1	5
	1,190	1,191

Gross profit	1,478	2,458

Operating expenses
Research and development	527	325
Sales and marketing	404	362
General and administrative	532	619
Depreciation	33	20
Occupancy and other facilities related expenses	115	98
Total operating expenses	1,611	1,424

Income (loss) from operations	(133)	1,034

Other income (expense)
Interest income, net	153	75
Other income	5	—
Income (loss) before income taxes	25	1,109

Income tax (expense) benefit	(9)	297
Net income (loss)	$16	$1,406

Basic and diluted net earnings (loss) per share:
Basic	$0.00	$0.10
Diluted	$0.00	$0.09
Weighted average common shares:
Basic	14,652,385	14,616,890
Diluted	14,997,662	14,933,847